Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES
SECOND QUARTER 2017 RESULTS

•	Revenue of $118 million, up 6% sequentially from the first quarter 2017

•	Cash flow from operations of $2 million and sequential free cash flow improvement of $19 million

•	Market share gains drove International segment revenues higher, up 15% sequentially

•	Blackhawk segment sequential revenues up 12% with strong incremental margins

•	Awarded contract for six rigs in U.S. Gulf of Mexico market beginning late 2017, early 2018

August 7, 2017 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported revenues of $117.7 million and net loss of $26.0 million, or $0.12 per share, for the three months ended June 30, 2017. Adjusted EBITDA for the quarter was $3.6 million or 3.0% of revenue.

“The second quarter results demonstrate the early signs of the successful execution of our strategy to grow share in underrepresented markets internationally and broaden our well construction offering through the expansion of the Blackhawk suite of products and services,” said Douglas Stephens, the Company’s President and Chief Executive Officer.

“I am pleased with the progress being made to gain share in international markets and improve profitability in the U.S. onshore market. Although the timing of a sustained offshore recovery remains uncertain, particularly in the deepwater offshore market, the recent award to Frank’s of six incremental rigs in the U.S. Gulf of Mexico will help us maintain the leading position in this market.”

“For the remainder of 2017, we expect to see continued positive trends in our international, U.S. onshore and Blackhawk businesses. Continued execution of delivering safe, reliable and quality service at the wellsite to our customers, and controlling our costs, will help Frank’s International improve cash flow and profitability in the coming quarters.”

Second Quarter 2017 Results

•	Revenue was $117.7 million, up 6.3% compared to the first quarter of 2017, and down 2.7% compared to the second quarter of 2016.

◦	International Services revenue was $53.5 million, up 14.8% compared to the first quarter of 2017, and down 6.7% year-over-year

◦	U.S. Services revenue was $29.9 million, down 3.4% compared to the first quarter of 2017, and down 19.4% year-over-year

◦	Tubular Sales revenue was $16.1 million, down 4.7% compared to the first quarter of 2017, and down 39.0% year-over-year

◦	Blackhawk revenue was $18.1 million, up 11.8% compared to the first quarter of 2017

•
Cash flow from operations was $2.0 million for the second quarter of 2017, up $11.4 million from the first quarter of 2017. Cash flow from operations and adjusted EBITDA were both positive for the first time since the first quarter of 2016.

Adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, adjusted net loss, adjusted net loss per diluted share and free cash flow, which are financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), are defined and reconciled to their most directly comparable GAAP financial measures below. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Segment Results

International Services
International Services revenue was $53.5 million in the second quarter of 2017, up 14.8% compared to the first quarter of 2017, and down 6.7% compared to the second quarter of 2016. The sequential improvement was driven by increased activity and new business in Europe, Africa, Asia and Middle East, partially offset by the completion of projects in Latin America and Canada.

Segment adjusted EBITDA for the second quarter of 2017 of $9.0 million, or 16.9% of revenue, was up 70.7% compared to the first quarter of 2017, and up $13.2 million compared to the second quarter of 2016. Adjusted EBITDA increased sequentially due to higher revenues from the upselling of technology and lower costs in the segment.

U.S. Services
U.S. Services revenue was $29.9 million in the second quarter of 2017, down 3.4% compared to the first quarter of 2017, and down 19.4% compared to the second quarter of 2016.

For the second quarter, onshore revenue within the U.S. Services segment of $13.5 million was up 17.9% compared to the first quarter of 2017, and up 62.7% compared to the second quarter of 2016. Sequential and year-over-year revenue increases were a result of increased rig activity and improved pricing of services.

Offshore revenue within the U.S. Services segment of $16.4 million for the second quarter was down 16.0% compared to the first quarter of 2017, and down 43.1% compared to the second quarter of 2016. Revenue decreased year-over-year and sequentially due to a decline in working rig count activity and lower pricing of services.

Segment adjusted EBITDA for the second quarter was a loss of $9.2 million, down $2.0 million from the first quarter of 2017. Adjusted EBITDA was lower due to decreased offshore activity in the Gulf of Mexico and higher costs related to property taxes and professional fees.

Tubular Sales
Tubular Sales revenue was $16.1 million in the second quarter of 2017, down 4.7% compared to the first quarter of 2017, and down 39.0% compared to the second quarter of 2016. Revenue experienced declines from lower pricing and Gulf of Mexico delivery delays.

Segment adjusted EBITDA for the second quarter was $0.8 million, or 5.1% of revenue. Adjusted EBITDA and adjusted EBTIDA margin were lower due to lower revenues and higher manufacturing costs.

Blackhawk
Blackhawk revenue for the second quarter of 2017 was $18.1 million, up 11.8% compared to the first quarter of 2017. Segment adjusted EBITDA for the quarter was $3.0 million, or 16.4% of revenue, due to lower costs and improved business mix.

Rental and service revenue during the quarter was $10.1 million and product sales revenue was $8.0 million for the second quarter of 2017. Additionally, the Blackhawk onshore business reported product sales revenue in West Texas of $3.1 million and $1.4 million in revenue from operations in Mexico during the quarter.

Capital Expenditures and Liquidity

Net capital expenditures were $3.5 million for the second quarter of 2017. The Company’s consolidated cash balance at June 30, 2017 was $275.0 million compared to $319.5 million at December 31, 2016. As of June 30, 2017, the company had no outstanding indebtedness and $4.4 million in letters of credit outstanding under its $100 million credit facility.

Dividends

On August 4, 2017, the Board of Managing Directors of the Company (the “Management Board”), with the approval from the Board of Supervisory Directors of the Company (the “Supervisory Board”, and jointly with the Management Board, the “Boards”), declared a cash dividend of $0.075 per share (subject to applicable Dutch dividend withholding tax), payable on September 15, 2017 to all common stockholders of record as of August 31, 2017, as part of its quarterly cash dividend program. The Company paid dividends on its common stock of $33.4 million during the six months ended June 30, 2017. Future declarations of dividends and their record and payment dates, if any, are subject to the final determination of the Boards.

Conference Call

The Company will host a conference call to discuss second quarter results on Monday, August 7, 2017 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 45310781. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.franksinternational.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 45310781. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and will remain available for approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, which have declined significantly in recent periods, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 that has been filed with the SEC and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 3,000 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 60 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of free cash flow, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, segment adjusted EBITDA, and adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Free cash flow, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, segment adjusted EBITDA, and adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider free cash flow, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, segment adjusted EBITDA, and adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because free cash flow, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, segment adjusted EBITDA, and adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines free cash flow as net cash provided by (used in) operating activities plus proceeds from sale of assets less capital expenditures. The Company defines adjusted net income (loss) as diluted net income (loss) available to common shareholders before severance and other charges, net of tax, merger and acquisition costs, net of tax and doubtful receivables related to Venezuela operations. The Company defines adjusted net income (loss) per diluted share as diluted net income (loss) available to common shareholders before severance and other charges, net of tax, merger and acquisition costs, net of tax and doubtful receivables related to Venezuela operations divided by diluted weighted average common shares. The Company defines adjusted EBITDA as income from continuing operations before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on sale of assets, foreign currency gain or loss, equity-based compensation, other non-cash adjustments and unusual charges. The Company uses free cash flow and adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax rates). The Company defines adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contact:
Blake Holcomb - Director, Investor Relations and Communications
blake.holcomb@franksintl.com
713-231-2463

FRANK'S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenues:
Equipment rentals and services	$93,533	$86,322	$95,177	$179,855	$226,434
Products	24,126	24,409	25,769	48,535	47,998
Total revenue	117,659	110,731	120,946	228,390	274,432

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization
Equipment rentals and services (1)	60,777	57,107	64,309	117,884	132,658
Products (1)	17,567	16,845	19,926	34,412	35,417
General and administrative expenses (1)	42,419	42,725	55,667	85,144	98,909
Depreciation and amortization	30,951	31,099	28,283	62,050	57,733
Severance and other charges	(299)	1,037	3,718	738	4,324
(Gain) loss on sale of assets	210	(1,472)	(279)	(1,262)	(1,049)
Operating loss	(33,966)	(36,610)	(50,678)	(70,576)	(53,560)

Other income (expense):
Other income, net	598	134	1,658	732	1,161
Interest income, net	753	398	198	1,151	404
Mergers and acquisition expense	(10)	(449)	—	(459)	—
Foreign currency gain (loss)	599	746	(4,170)	1,345	(4,211)
Total other income (expense)	1,940	829	(2,314)	2,769	(2,646)

Loss before income tax benefit	(32,026)	(35,781)	(52,992)	(67,807)	(56,206)
Income tax benefit	(6,076)	(9,118)	(7,705)	(15,194)	(8,511)
Net loss	(25,950)	(26,663)	(45,287)	(52,613)	(47,695)
Net loss attributable to noncontrolling interest	—	—	(13,889)	—	(15,525)
Net loss attributable to Frank's International N.V.	(25,950)	(26,663)	(31,398)	(52,613)	(32,170)
Preferred stock dividends	—	—	(1)	—	(1)
Net loss available to Frank's International N.V. common shareholders	$(25,950)	$(26,663)	$(31,399)	$(52,613)	$(32,171)

Loss per common share:
Basic and diluted	$(0.12)	$(0.12)	$(0.20)	$(0.24)	$(0.21)

Weighted average common shares outstanding:
Basic and diluted	222,914	222,564	155,440	222,740	155,342

(1)
For the three months ended June 30, 2016, $11,745 and $2,898 have been reclassified from general and administrative expenses to equipment rentals and services and products, respectively, and $24,293 and $6,060, respectively, for the six months ended June 30, 2016. The reclassifications better reflect managements' philosophy on assessing performance and allocating resources, as well as improve comparability to the Company's peer group.

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenue
International Services	$53,499	$46,610	$57,350	$100,109	$140,412
U.S. Services	29,905	30,966	37,118	60,871	85,898
Tubular Sales	16,141	16,945	26,478	33,086	48,122
Blackhawk	18,114	16,210	—	34,324	—
Total	$117,659	$110,731	$120,946	$228,390	$274,432

Segment Adjusted EBITDA:
International Services	$9,022	$5,286	$(4,159)	$14,308	$27,220
U.S. Services (1)	(9,238)	(7,215)	(9,753)	(16,453)	(7,023)
Tubular Sales	815	2,254	1,624	3,069	1,178
Blackhawk	2,965	1,211	—	4,176	—
Total	$3,564	$1,536	$(12,288)	$5,100	$21,375

(1)
Amounts previously reported as Corporate and other of $180 and $202 for the three and six months ended June 30, 2016, respectively, have been reclassified to U.S. Services to conform to the current presentation. Adjusted EBITDA for the three and six months ended June 30, 2016 differs from the previously reported due to the inclusion of amounts related to investigation-related matters of $1,385 and $3,275, respectively.

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

Revenue	$117,659	$110,731	$120,946	$228,390	$274,432

Net loss	$(25,950)	$(26,663)	$(45,287)	$(52,613)	$(47,695)
Interest income, net	(753)	(398)	(198)	(1,151)	(404)
Depreciation and amortization	30,951	31,099	28,283	62,050	57,733
Income tax benefit	(6,076)	(9,118)	(7,705)	(15,194)	(8,511)
(Gain) loss on sale of assets	210	(1,472)	(279)	(1,262)	(1,049)
Foreign currency (gain) loss	(599)	(746)	4,170	(1,345)	4,211
Charges and credits (1)	5,781	8,834	8,728	14,615	17,090
Adjusted EBITDA	$3,564	$1,536	$(12,288)	$5,100	$21,375
Adjusted EBITDA margin	3.0%	1.4%	(10.2)%	2.2%	7.8%

(1)
Comprised of Equity-based compensation expense (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $3,415, $5,701 and $4,320, respectively, and for the six months ended June 30, 2017 and 2016 : $9,116 and $8,528, respectively), Mergers and acquisition expense (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $10, $449 and none, respectively, and for the six months ended June 30, 2017 and 2016 : $459 and none, respectively), Severance and other charges (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $(299), $1,037 and $3,718, respectively, and for the six months ended June 30, 2017 and 2016 : $738 and $4,324, respectively), Unrealized and realized (gains) losses (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $1,088, $608 and $(695), respectively, and for the six months ended June 30, 2017 and 2016 : $1,696 and $963, respectively) and investigation-related matters (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $1,567, $1,039 and $1,385, respectively, and for the six months ended June 30, 2017 and 2016 : $2,606 and $3,275, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Segment Adjusted EBITDA:
International Services	$9,022	$5,286	$(4,159)	$14,308	$27,220
U.S. Services (1)	(9,238)	(7,215)	(9,753)	(16,453)	(7,023)
Tubular Sales	815	2,254	1,624	3,069	1,178
Blackhawk	2,965	1,211	—	4,176	—
	3,564	1,536	(12,288)	5,100	21,375
Interest income, net	753	398	198	1,151	404
Depreciation and amortization	(30,951)	(31,099)	(28,283)	(62,050)	(57,733)
Income tax benefit	6,076	9,118	7,705	15,194	8,511
Gain (loss) on sale of assets	(210)	1,472	279	1,262	1,049
Foreign currency gain (loss)	599	746	(4,170)	1,345	(4,211)
Charges and credits (2)	(5,781)	(8,834)	(8,728)	(14,615)	(17,090)
Net loss	$(25,950)	$(26,663)	$(45,287)	$(52,613)	$(47,695)

(1)
Amounts previously reported as Corporate and other of $180 and $202 for the three and six months ended June 30, 2016, respectively, have been reclassified to U.S. Services to conform to the current presentation. Adjusted EBITDA for the three and six months ended June 30, 2016 differs from the previously reported due to the inclusion of amounts related to investigation-related matters of $1,385 and $3,275, respectively.

(2)
Comprised of Equity-based compensation expense (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $3,415, $5,701 and $4,320, respectively, and for the six months ended June 30, 2017 and 2016 : $9,116 and $8,528, respectively), Mergers and acquisition expense (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $10, $449 and none, respectively, and for the six months ended June 30, 2017 and 2016 : $459 and none, respectively), Severance and other charges (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $(299), $1,037 and $3,718, respectively, and for the six months ended June 30, 2017 and 2016 : $738 and $4,324, respectively), Unrealized and realized gains (losses) (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $(1,088), $(608) and $695, respectively, and for the six months ended June 30, 2017 and 2016 : $(1,696) and $(963), respectively) and investigation-related matters (for the three months ended June 30, and March 31, 2017 and June 30, 2016 : $1,567, $1,039 and $1,385, respectively, and for the six months ended June 30, 2017 and 2016 : $2,606 and $3,275, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

FREE CASH FLOW RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

Net cash provided by (used in) operating activities	$1,968	$(9,435)	$11,874	$(7,467)	$58,037
Add: proceeds from sale of assets	564	1,636	776	2,200	1,957
Less: capital expenditures	3,477	11,720	10,103	15,197	18,371
Free cash flow	$(945)	$(19,519)	$2,547	$(20,464)	$41,623

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED LOSS PER DILUTED SHARE

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

Diluted net loss available to common shareholders	$(25,950)	$(26,663)	$(31,399)	$(52,613)	$(32,171)
Severance and other charges (net of tax)	(268)	731	3,123	463	3,720
Mergers and acquisition expense (net of tax)	6	254	—	260	—
Doubtful receivables related to Venezuela operations (1)	—	—	9,657	—	9,657
Diluted net loss excluding certain items available to common shareholders	$(26,212)	$(25,678)	$(18,619)	$(51,890)	$(18,794)

Loss per diluted share	$(0.12)	$(0.12)	$(0.20)	$(0.24)	$(0.21)
Severance and other charges (net of tax)	—	—	0.02	—	0.02
Mergers and acquisition expense (net of tax)	—	—	—	—	—
Doubtful receivables related to Venezuela operations (1)	—	—	0.06	—	0.06
Loss per diluted share excluding certain items	$(0.12)	$(0.12)	$(0.12)	$(0.24)	$(0.13)

(1)	No tax benefit associated with bad debt expense.

FRANK'S INTERNATIONAL N.V.
LOSS PER SHARE CALCULATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Numerator - Basic and diluted
Net loss	$(25,950)	$(26,663)	$(45,287)	$(52,613)	$(47,695)
Less: Net loss attributable to noncontrolling interest	—	—	13,889	—	15,525
Less: Preferred stock dividends	—	—	(1)	—	(1)
Net loss available to common shareholders	$(25,950)	$(26,663)	$(31,399)	$(52,613)	$(32,171)
Denominator
Basic and diluted weighted average common shares (1)	222,914	222,564	155,440	222,740	155,342
Loss per common share:
Basic and diluted	$(0.12)	$(0.12)	$(0.20)	$(0.24)	$(0.21)

(1)	Approximate number of shares of potentially convertible preferred stock to common stock up until the time of conversion on August 26, 2016, unvested restricted stock units and stock to be issued pursuant to the employee stock purchase plan have been excluded from the computation of diluted loss per share as the effect would be anti-dilutive when the results from operations are at a net loss.	425	799	54,534	616	54,489

FRANK'S INTERNATIONAL N.V.
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	June 30,	December 31,
	2017	2016
Cash and cash equivalents	$274,950	$319,526
Working capital	492,655	540,670
Property, plant and equipment, net	525,839	567,024
Total assets	1,493,452	1,588,061
Total debt	121	276
Total equity	1,234,493	1,311,319

	Six Months Ended
	June 30,
	2017	2016
Net cash (used in) provided by operating activities	$(7,467)	$58,037
Net cash used in investing activities	(1,659)	(17,252)
Net cash used in financing activities	(34,563)	(59,997)
	(43,689)	(19,212)
Effect of exchange rate changes on cash	(887)	(1,776)
Net decrease in cash and cash equivalents	$(44,576)	$(20,988)

Capital expenditures	$15,197	$18,371